Exhibit 99.1

Cycurion Board Authorizes $500,000 Share Repurchase Program, Citing Meaningful Undervaluation
August 17, 2026

MCLEAN, Va., Aug. 17, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a provider of cybersecurity, public safety technology, and managed services solutions, today announced that its Board of Directors has authorized a share repurchase program of up to $500,000 over the next 12 months.

Under the program, the Company may repurchase shares of its common stock from time to time in open-market transactions or through other lawful methods, subject to market conditions, applicable securities laws, and other factors. No repurchase may be effected without the prior approval of the Chief Financial Officer, who may withhold approval in the CFO’s sole discretion based on liquidity, projected cash requirements, financing restrictions, or other financial considerations. The authorization does not obligate the Company to repurchase any specific number or dollar amount of shares and may be modified, suspended, or terminated at any time.

“We believe Cycurion is meaningfully undervalued relative to the business we have built and the trajectory we are on,” said L. Kevin Kelly, Chairman and Chief Executive Officer of Cycurion. “The recent closing of the Kustom Entertainment video-solutions acquisition is expected to contribute more than $5 million in annual revenue and over $1.2 million in EBITDA. Together with the Secuvant, LLC acquisition and our $54.6 million contract, these milestones are expected to increase our annualized revenue run rate to approximately $30 million. With strengthened liquidity from our recent warrant inducement transaction and a growing pipeline of federal and public-sector opportunities, the Board has authorized this program as a clear expression of our confidence in the long-term value of the Company.”

The repurchase authorization is intentionally structured as a discretionary ceiling rather than a commitment. It gives management the flexibility to return capital when conditions warrant while keeping liquidity, integration priorities, and operating needs firmly in front.

Any repurchases will be conducted in accordance with applicable securities laws and Delaware law, including the capital impairment limitations of Section 160 of the Delaware General Corporation Law, will be evaluated on a purchase-by-purchase basis, and may be made pursuant to a plan established in advance. The Company will report repurchase activity under the program in its periodic reports filed with the Securities and Exchange Commission.

This authorization is one element of a broader capital-allocation approach that management and the Board will continue to evaluate as the Company’s fundamentals continue to strengthen.

About Cycurion

Cycurion, Inc. (NASDAQ: CYCU) is a provider of cybersecurity, public safety technology, and managed services solutions. The Company delivers AI-driven and technology-enabled solutions to government agencies, public safety organizations, and commercial customers, with a focus on predictive digital risk, managed security services, and video/evidence management platforms. For more information, visit www.cycurion.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, the expected revenue, EBITDA and other anticipated financial and operational benefits arising from the acquisition of the Kustom Entertainment video solutions business; statements regarding the Company's execution of its strategic plan; the anticipated benefits, timing, and integration of pending or completed acquisitions; statements regarding the share repurchase program, including the timing, amount, and manner of any repurchases, the Company’s ability to fund them, and whether any repurchases are made at all; the performance of and revenue expected from government and commercial contracts; the development and commercialization of the Company's AI-enabled cybersecurity platforms; the Company's expectations regarding its path to profitability; and the Company's ability to maintain compliance with the continued listing standards of the Nasdaq Stock Market. Forward-looking statements may be accompanied by words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "should," "will," and similar expressions.

Forward-looking statements are based on management's current expectations and assumptions and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied, many of which are outside the Company's control and difficult to predict. These risks include, but are not limited to: the outcome of the Company's investigations and any legal proceedings the Company may initiate or become subject to, and the costs, time, and resources associated with such matters; the Company's ability to identify, finance, complete, and integrate acquisitions; the Company's ability to win, retain, and perform under government and commercial contracts; the Company's need for additional capital and the terms on which it may be available; the timing and amount of any repurchases under the share repurchase program, including the possibility that no repurchases are made or that the program is modified, suspended, or discontinued; the effect of any repurchases on the Company's liquidity and on funds otherwise available for operations, integration, and growth initiatives; the effect of any repurchases on the Company's stockholders' equity; the possibility that repurchases do not have the anticipated effect on the trading price of the Company's common stock; the Company's ability to satisfy Nasdaq's continued listing requirements; competitive conditions and technological change in the cybersecurity market; and volatility in the trading price and volume of the Company's common stock, which may occur for reasons unrelated to the Company's operating performance. Additional risks and uncertainties are described in the Company's most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

The Company anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Forward-looking statements speak only as of the date on which they are made, and the Company assumes no obligation, and specifically disclaims any intention or obligation, to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

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